UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2014

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois   60062

 (Address of principal executive offices)    (Zip Code)

Registrant’s   telephone   number,   including  area  code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2014, the Registrant announced that Siddharth N. (Bobby) Mehta had been elected to its Board of Directors effective February 18, 2014.  The Board has not yet determined Mr. Mehta’s committee assignments.  Mr. Mehta’s compensation will be consistent with the Registrant’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Registrant’s most recent proxy statement filed with the Securities and Exchange Commission on April 10, 2013, file number 001-11840, under the heading “Director Compensation.”  Mr. Mehta’s compensation will be prorated to reflect the commencement date of his Board service.  In addition, the Registrant expects to enter into an indemnification agreement with Mr. Mehta in substantially the form filed as Exhibit 10.2 to its quarterly report on Form 10-Q for the quarter ended June 30, 2007.  A copy of the press release announcing Mr. Mehta’s election is attached as Exhibit 99.1 to this report.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On February 20, 2014, the Registrant issued a press release announcing its estimated catastrophe losses for January 2014.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.                             Description

99.1                                                                                                                                                                    Registrant’s press release dated February 19, 2014.

99.2                                                                                                                                                                    Registrant’s press release dated February 20, 2014.   The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/	Jennifer M. Hager
	Name:		Jennifer M. Hager
	Title:		Vice President, Assistant General Counsel
and Assistant Secretary

Date: February 20, 2014